UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2017

UNITED INSURANCE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35761	75-3241967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S. Saint Petersburg, FL		33701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (727) 895-7737

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on August 17, 2016, United Insurance Holdings Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with AmCo Holding Company, a North Carolina corporation (“AmCo”), RDX Holding, LLC, a Delaware limited liability company (“RDX”), certain equityholders of RDX party thereto, Kilimanjaro Corp., a North Carolina corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”) and Kili LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Merger LLC”). The Merger Agreement provides for the merger of Merger Sub with and into AmCo, on the terms and subject to the conditions set forth in the Merger Agreement, with AmCo surviving as a wholly-owned subsidiary of the Company (the “First Merger”), followed by the merger of AmCo, as the survivor of the First Merger, with and into Merger LLC, with Merger LLC (which will be renamed “AmCo Holding Company, LLC” (or a similar name) shortly thereafter) surviving as a wholly-owned subsidiary of the Company (the “Second Merger” and, together with the First Merger, the “Mergers”).

In connection with the Mergers, on December 29, 2016, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”), and, on or about January 4, 2017, mailed the Proxy Statement to the Company stockholders of record as of the close of business on December 28, 2016. The Proxy Statement was prepared in connection with the solicitation of proxies for use at the special meeting of stockholders to be held on February 3, 2017 at 1:00 p.m. (local time) at the Company’s offices at 800 2nd Avenue S., St. Petersburg, Florida, 33701, the purpose of which is to consider and vote on (i) a proposal to approve the issuance of shares of Company common stock, par value $0.0001 per share, as contemplated by the Merger Agreement (the “Share Issuance Proposal”) and (ii) a proposal to adjourn the special meeting until a later date or time if necessary or appropriate, including to solicit additional proxies in support of the Share Issuance Proposal if there are insufficient votes at the time of the special meeting to approve the Share Issuance Proposal. The Proxy Statement discloses that AmCo’s main operating subsidiary, American Coastal Insurance Company, a Florida corporation (“ACIC”), is subject to an exclusive amended and restated managing agency contract (the “MGA Contract”) with AmRisc, LLC (“AmRisc”). In this Current Report on Form 8-K, the Company is providing a copy of the MGA Contract for investors’ information.

MGA Contract

Under the terms of the MGA Contract, AmRisc provides comprehensive management and administration of ACIC’s Subject Business (as defined below), including the appointment of sub-agents, rating, quoting, binding and all other underwriting functions, production, policy issuance, inspection coordination, reinsurance advisory services, product development and filing, claims management, maintenance of a catastrophe response team, salvage and subrogation, regulatory compliance, anti-fraud compliance, loss prevention and analysis, premium collection, accounting, books and record services, advisory and consulting services, marketing and agent relations, and certain other ministerial functions. The “Subject Business” is defined as the binding and writing of commercial residential property lines for condominium, townhome and homeowners association insurance written on admitted security in Florida in accordance with ACIC’s underwriting guidelines.

The MGA Contract appoints AmRisc as ACIC’s exclusive managing general agent with respect to the Subject Business. ACIC may not authorize, appoint or contract with another person to act as its agent, manager, service provider or managing general agent to perform the services described in the MGA Contract with respect to the Subject Business.

The initial term of the MGA Contract expires on June 1, 2020 and automatically renews for one-year periods unless terminated by either AmRisc or ACIC at least 180 days prior to the end of the then current term. Concurrently with the execution of the Merger Agreement, the Company, ACIC, AmRisc and certain affiliates entered into a letter agreement (the “AmRisc Letter Agreement”) that would, among other things, amend the MGA Contract to extend the initial term to five years following the consummation of the First Merger (the “MGA Contract Amendment”), effective upon the consummation of the First Merger and the approval of the MGA Contract Amendment by the Florida Office of Insurance Regulation. Such approval is a condition to the Company’s obligations to consummate the Mergers. The MGA Contract may also be terminated (i) by either party upon written notice for due cause (allowing for a reasonable period to rectify a breach), (ii) by ACIC upon a change of control of AmRisc, (iii) by either party upon bankruptcy or insolvency or (iv) by mutual written agreement of the parties. The MGA Contract can also be terminated if the total insured value of the Subject Business placed in the prior calendar year falls below $33 billion.

The foregoing descriptions of the MGA Contract, the AmRisc Letter Agreement and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the MGA Contract and the AmRisc Letter Agreement, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2016.

Additional Information Regarding the Mergers and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed Mergers involving the Company, Merger Corp., Merger LLC, AmCo, RDX and certain equityholders of RDX. The Share Issuance Proposal will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company filed with the SEC the Proxy Statement on December 29, 2016, which was mailed to stockholders of the Company beginning on January 4, 2017. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGERS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS. Investors and security holders may obtain free copies of the Proxy Statement, any amendments or supplements thereto and other documents containing important information about the Company, as such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.upcinsurance.com under the heading “Documents” within the “SEC Filings” section in the “Investors Relations” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the Proxy Statement and any filings with the SEC that are incorporated by reference in the Proxy Statement by contacting the Company’s Investor Relations Department at (727) 895-7737.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the Mergers. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 5, 2016, its annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 2, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description of Exhibits

99.1	Amended and Restated Managing Agency Contract, dated as of June 1, 2015, by and between American Coastal Insurance Company and AmRisc, LLC

99.2	Letter Agreement re: Consent to Proposed Transaction, dated as of August 17, 2016, by and among United Insurance Holdings Corp., BB&T Corporation, BB&T Insurance Services, Inc., R. Daniel Peed, RDX Holding, LLC, AmCo Holding Company, American Coastal Insurance Company and AmRisc, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

Date: January 27, 2017	By:	/s/ B. Bradford Martz
	Name:	B. Bradford Martz
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Amended and Restated Managing Agency Contract, dated as of June 1, 2015, by and between American Coastal Insurance Company and AmRisc, LLC

99.2	Letter Agreement re: Consent to Proposed Transaction, dated as of August 17, 2016, by and among United Insurance Holdings Corp., BB&T Corporation, BB&T Insurance Services, Inc., R. Daniel Peed, RDX Holding, LLC, AmCo Holding Company, American Coastal Insurance Company and AmRisc, LLC